Exhibit 99.1

Atara Biotherapeutics Announces Fourth Quarter and Full Year 2025 Financial Results and Operational Progress

Atara delivers significant operational efficiencies and extends cash runway through year-end 2026

A Type A meeting has been scheduled between Pierre Fabre Pharmaceuticals and the FDA

THOUSAND OAKS, Calif.--(BUSINESS WIRE)-- Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic Epstein-Barr virus (EBV) T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the fourth quarter and full year 2025 and business updates.

“We continue to focus on streamlining our costs and liabilities, allowing us to be a nimbler, fit for purpose organization,” said Cokey Nguyen Ph.D., President and Chief Executive Officer of Atara. “With the adjustments we have made we are able to focus on supporting our partner, Pierre Fabre Pharmaceuticals, as they work towards addressing the concerns in the latest Complete Response Letter with the agency. We strongly believe that tabelecleucel can bring substantial benefit to post-transplant lymphoproliferative disease patients and we are committed to supporting Pierre Fabre Pharmaceuticals as they get this life-saving drug to the finish line in the U.S.”

Tabelecleucel (tab-cel® or Ebvallo™) for Post-Transplant Lymphoproliferative Disease (PTLD)

A Type A meeting with the U.S. Food and Drug Administration (FDA) has been scheduled for our partner Pierre Fabre Pharmaceuticals to discuss the issues raised by the FDA in the Complete Response Letter received in January 2026. We anticipate providing a regulatory update in the second quarter.

Corporate Updates

As previously communicated, Atara entered into an amendment (Amendment) to the Purchase and Sale Agreement dated as of December 20, 2022 with a fund managed by HealthCare Royalty (“HCRx”). Under the terms of the Amendment, HCRx agreed to amend the due date of the one-time $9.0 million cash payment associated with the achievement of a certain milestone from June 30, 2026 to January 1, 2028 in exchange for the issuance of a warrant to purchase up to 400,000 shares of Atara common stock.

Exhibit 99.1

Financial Update:

Fourth Quarter and Full Year 2025 Financial Results:

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Cash, cash equivalents and short-term investments as of December 31, 2025 totaled $8.5 million, as compared to $42.5 million as of December 31, 2024.
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Net cash used in operating activities was $5.7 million and $50.9 million for the fourth quarter and fiscal year 2025, as compared to $24.5 million and $68.7 million for the same periods in 2024.
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Atara reported a net loss of ($3.4) million, or ($0.25) per share, and a net income of $32.7 million, or $2.61 per share, for the fourth quarter and fiscal year 2025, respectively, as compared to a net loss of ($12.7) million, or ($1.19) per share, and ($85.4) million, or ($11.41) per share, for the same periods in 2024.
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Commercialization revenues were $120.8 million in 2025 as compared to $128.9 million in 2024.
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Total costs and operating expenses include non-cash stock-based compensation, depreciation and amortization expenses of $1.6 million and $11.9 million for the fourth quarter and fiscal year 2025, respectively, as compared to $6.9 million and $32.1 million for the same periods in 2024.
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Research and development expenses were ($0.2) million and $37.4 million for the fourth quarter and fiscal year 2025, respectively, compared to $28.7 million and $151.5 million for the same periods in 2024. The 2025 results include a $2.6 million non-cash gain from an ARC facility lease amendment, resulting in a fourth-quarter credit rather than an expense.
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Research and development expenses include $0.4 million and $2.9 million of non-cash stock-based compensation expenses for the fourth quarter and fiscal year 2025, respectively, compared to $2.6 million and $13.5 million for the same periods in 2024.
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General and administrative expenses were $4.3 million and $26.3 million for the fourth quarter and fiscal year 2025, respectively, as compared to $9.4 million and $39.9 million for the same periods in 2024.
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General and administrative expenses include $1.1 million and $6.9 million of non-cash stock-based compensation expenses for the fourth quarter and fiscal year 2025, respectively, compared to $3.3 million and $13.5 million for the same periods in 2024.

2026 Outlook and Cash Runway:

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Operating expenses are expected to continue to decline significantly year-over-year as a result of the comprehensive cost-reduction initiatives completed in 2025.

Exhibit 99.1

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Atara expects that cash, cash equivalents and short-term investments as of December 31, 2025, combined with recent ATM proceeds of $3.0 million and the operating efficiencies realized in 2025, will be sufficient to fund planned operations through year-end 2026.

About Atara Biotherapeutics, Inc.

Atara is harnessing the natural power of the immune system to develop off-the-shelf cell therapies for difficult-to-treat cancers and autoimmune conditions that can be rapidly delivered to patients from inventory. With cutting-edge science and differentiated approach, Atara is the first company in the world to receive regulatory approval of an allogeneic T-cell immunotherapy. Our advanced and versatile T-cell platform does not require T-cell receptor or HLA gene editing and forms the basis of a diverse portfolio of investigational therapies that target EBV, the root cause of certain diseases. Atara is headquartered in Southern California. For more information, visit atarabio.com and follow @Atarabio on X and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the development, timing and progress of tab-cel, including the timing and results of the Type A meeting and the potential path forward for the timely accelerated approval of EBVALLO™, the potential characteristics and benefits of tab-cel, and the results of, and prospects for bringing tab-cel to U.S. patients with EBV+ PTLD, the global partnership with Pierre Fabre Medicament involving tab-cel, and the potential financial benefits to Atara as a result of the global partnership with Pierre Fabre Medicament, including the receipt, timing and amount of any payments to be received by Atara thereunder; (2) the timing of the $9.0 million cash payment to HCRx; (3) Atara’s cash runway, receipt of potential milestone payments, and estimated reduction in operating expenses, including Atara’s ability to fund its planned operations to year-end 2026; and (4) Atara’s evaluation of strategic alternatives and ability to consummate one or more strategic transactions. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; risks related to FDA’s review of the resubmitted BLA for tab-cel; our ability to access

Exhibit 99.1

capital, and the sufficiency of Atara’s cash resources and access to additional capital on favorable terms or at all; the timing of the strategic review process; whether Atara will pursue any strategic alternatives; in the event Atara pursues a strategic alternative, that the strategic alternative may not be attractive or ultimately consummated; whether any strategic alternative will result in additional value for Atara and its stockholders; whether the process will have an adverse impact on Atara and other risks and uncertainties affecting Atara, including those discussed in Atara’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Exhibit 99.1

Financials

Atara Biotherapeutics, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$8,482	$25,030
Short-term investments	—	17,466
Restricted cash	—	146
Accounts receivable	1,253	1,482
Inventories	—	10,655
Other current assets	2,477	10,115
Total current assets	12,212	64,894
Property and equipment, net	73	1,294
Operating lease assets	7,064	39,807
Other assets	886	3,103
Total assets	$20,235	$109,098

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$127	$4,367
Accrued compensation	1,271	6,589
Accrued research and development expenses	82	7,984
Deferred revenue	716	95,092
Liability related to the sale of future revenues – current portion	9,750	382
Other current liabilities	2,976	20,160
Total current liabilities	14,922	134,574
Operating lease liabilities – long-term	9,347	29,914
Liability related to the sale of future revenues – long-term	32,673	38,624
Other long-term liabilities	1,795	3,269
Total liabilities	58,737	206,381

Commitments and contingencies (Note 9)

Stockholders’ equity (deficit):
Common stock—$0.0001 par value, 500,000 shares authorized as of December 31, 2025 and 2024, respectively; 7,324 and 5,859 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	1
Additional paid-in capital	1,983,361	1,957,261
Accumulated other comprehensive income	1	8
Accumulated deficit	(2,021,865)	(2,054,553)
Total stockholders’ equity (deficit)	(38,502)	(97,283)
Total liabilities and stockholders’ equity (deficit)	$20,235	$109,098

Exhibit 99.1

Atara Biotherapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except per share amounts)

	Years Ended December 31,
	2025	2024
Commercialization revenue	$120,772	$128,940
Total revenue	120,772	128,940
Costs and operating expenses:
Cost of commercialization revenue	21,212	21,009
Research and development expenses	37,445	151,483
General and administrative expenses	26,253	39,886
Total costs and operating expenses	84,910	212,378
Income (loss) from operations	35,862	(83,438)
Other income (expense), net:
Interest income	683	2,110
Interest expense	(3,792)	(4,615)
Other income (expense), net:	(34)	528
Total other income (expense), net	(3,143)	(1,977)
Income (loss) before provision for (benefit from) income taxes	32,719	(85,415)
Provision for (benefit from) income taxes	31	(12)
Net income (loss)	$32,688	$(85,403)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	(7)	212
Comprehensive income (loss)	$32,681	$(85,191)

Basis earnings (loss) per common share	$2.61	$(11.41)
Diluted earnings (loss) per common share	$2.57	$(11.41)

Basic weighted-average shares outstanding	12,544	7,488
Diluted weighted-average shares outstanding	12,718	7,488

Investor and Media Relations
Amber Daugherty
Sr. Director, Strategy and Operations
adaugherty@atarabio.com